Exhibit 4.2
                                                                     -----------


                              STACEY'S BUFFET, INC.

                              COMMON STOCK WARRANT


600,000 Shares of Common Stock                                   January 3, 1996


      THIS CERTIFIES THAT, for value received, STEPHEN J. MARRIER or registered assigns (the "Holder"), is entitled to subscribe for and purchase from STACEY'S BUFFET, INC., a corporation incorporated under the laws of Florida (hereinafter called the "Company"), at the price of $0.47 per share (the "Warrant Purchase Price"), in accordance with the vesting provisions of paragraph 2 hereof, until the expiration date of January 3, 2006, up to 600,000 fully paid and non-assessable shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), subject, however, to the provisions and upon the terms and conditions hereinafter set forth.

      1. Exercise of Warrant. The rights represented by this Warrant may be exercised by the Holder in accordance with the vesting provisions of paragraph 2 hereof, in whole or in part (but not as to a fractional share of Common Stock), by the surrender of this Warrant (properly endorsed if required) at the office of any duly appointed transfer agent for the Common Stock or at the office of the Company at 801 West Bay Drive, Suite 704, Largo, Florida 34640 and upon payment to the Company, or for the account of the Company, by cash or by certified check or bank draft, of the Warrant Purchase Price for such shares. The Company agrees that the shares so purchased shall be and be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. Certificates for the shares so purchased shall be delivered to the Holder within a reasonable time, not exceeding 10 days, after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the number of shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder within such time.

      In the event that the Company does not deliver the shares within the 10 day period specified, above, the Holder shall have the right to immediately petition a court of competent jurisdiction for an order mandating the immediate issuance of such shares, and the Company agrees not to contest the issuance of such an order, it being agreed that any claims by the Company may not be asserted against, or in any manner to impede, the Company's obligations hereunder.

      2. Vesting Schedule. The Holder shall be entitled to exercise this Warrant with respect to the number of shares of Common Stock provided as follows:



              Years Elapsed From the            Number of Shares
               Date of This Warrant               Purchasable
              ----------------------            ----------------

                        1                           150,000
                        2                           300,000
                        3                           450,000
                        4                           600,000


Notwithstanding any provision of this Warrant to the contrary, in no event may this Warrant be exercised after 10 years from the date of this Warrant.

      3. Shares to be Issued; Reservation of Shares. The Company covenants and agrees that all shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly authorized, duly issued and outstanding, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof. The Company further covenants and warrants that it will from time to time take all action required to assure that the par value per share of the Common Stock is at all times equal to or less than the effective Warrant Purchase Price. The Company further covenants and agrees that, during the period within which the rights represented by this Warrant may be exercised, the Company will at times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant and will at its expense expeditiously upon each such reservation of shares procure the listing thereof (subject to issuance or notice of issuance) on all stock exchanges, if any, on which the Common Stock may then be listed.

      4. Adjustment of Warrant Purchase Price. The Warrant Purchase Price in effect from time to time shall be subject to adjustment as follows:

            (a) Issues of Stock. If and whenever the Company shall issue any shares of its Common Stock for a consideration per share which is less than the Warrant Purchase Price in effect immediately prior to such issue (except upon exercise of employee stock options granted pursuant to a plan qualified under the Internal Revenue Code, as amended, as an incentive stock option, provided that the total number of shares issued or issuable under options granted pursuant to the plan shall not exceed 5% of the outstanding Common Stock of the Company), the Warrant Purchase Price shall be reduced to a price determined by dividing (i) the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issue multiplied by the Warrant Purchase Price in effect immediately prior to such issue, plus (B) the consideration, if any, received by the Company upon such issue, by (ii) the number of shares of Common Stock outstanding immediately after such issue. No such adjustment shall be made in an amount less than $.10, but any such amount shall be carried forward and shall be given effect in connection with the next subsequent adjustment. For the purposes of this subparagraph (a), the following clauses shall also be applicable:

                  (1) Convertible Securities, Options and Rights. If the Company shall issue any stock, security, obligation, option, or other right which directly or indirectly may be converted into, exchanged for, or satisfied in shares of Common Stock (except employee stock options issued within the limitations of the exception described in subparagraph (a) of this paragraph 4), the Common Stock issuable upon exercise of such rights shall thereupon be deemed to have been issued and to be outstanding, and the consideration received by the Company therefor shall be deemed to include the sum of the consideration received for the issue of such rights and the minimum additional consideration payable upon the exercise of such rights. No further adjustment shall be made for the actual issuance of Common Stock upon the exercise of any such right. If the provisions of any such rights with respect to purchase price or shares purchasable shall change or expire, any adjustment previously made hereunder for such rights shall be readjusted to such as would have obtained on the basis of the rights as modified by such change or expiration.

                  (2) Stock Dividends and Splits. In case the Company shall declare a dividend or other distribution payable in Common Stock or shall subdivide its Common Stock into a greater number of shares of Common Stock, such issue of Common Stock shall be deemed to have been made without consideration.

                  (3) Consideration. In case the Company shall issue shares of its Common Stock for a consideration wholly or partly other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the lesser of: (i) the fair market value on the issue date of the Common Stock so issued by the Company, or (ii) the fair value of such consideration as determined by the Board of Directors of the Company. In case Common Stock shall be deemed to have been issued upon the issuance by the Company of any right to acquire such Common Stock in connection with the issue or sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to rights, such rights shall be deemed to have been issued without consideration. Consideration received by the Company for issuance of its Common Stock shall be determined in all cases without deduction therefrom of any expenses, underwriting commissions or concessions incurred in connection therewith.

                  (4) Record Dates. In case the Company shall take a record of the holders of its Common Stock for the purpose of determining holders entitled to: (i) receive a dividend or other distribution payable in Common Stock, or
(ii) subscribe for or purchase Common Stock, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock issued upon the declaration of such dividend or the making of such distribution or deemed to have been issued upon the granting of such right of subscription or purchase, as the case may be.

                  (5) Treasury Stock. The number of shares of Common Stock outstanding at any given time shall include shares owned or held by or for the account of the Company in its treasury, and the disposition of any such shares so owned or held shall not be considered an issue of Common Stock.

            (b) Stock Rights. In case the Company shall sell shares of its Common Stock upon the exercise of subscription rights granted to holders of its Common Stock (including shares sold to underwriters after failure of subscriptions therefor pursuant to such rights) then, in addition to any adjustment pursuant to subparagraph (a) of this paragraph 4, forthwith upon such sale the Warrant Purchase Price shall be reduced to a price determined as follows (calculated to the nearest cent), but only if the price so determined is lower than the Warrant Purchase Price existing at the time of such sale after making said adjustment pursuant to subparagraph (a):

      The Warrant Purchase Price in effect immediately prior to the time of such sale shall be multiplied by a fraction, the numerator of which shall be (i) the sum of (A) the number of shares of Common Stock outstanding immediately prior to such sale multiplied by the fair market value (as hereafter defined) per share immediately prior to the grant of such subscription rights and (B) the consideration received by the Company upon such sale, divided by (ii) the total number of shares of Common Stock outstanding immediately after such sale, and the denominator of which shall be the fair market value (as hereafter defined) per share immediately prior to the grant of such subscription rights.

            (c) Distributions. In case the Company shall declare a dividend on its Common Stock otherwise than in shares of its Common Stock or securities convertible into its Common Stock, the Warrant Purchase Price then in effect shall be reduced by an amount equal to, in the case of a cash dividend, the amount thereof payable per share of Common Stock or, in the case of any other dividend, the fair value thereof per share of Common Stock as determined by the Board of Directors of the Company. Such reductions shall take effect as of the record date for determining stockholders entitled to such dividend.

            (d)  Stock  Combinations.  In case  the  Company  shall  combine  or consolidate all of the outstanding Common Stock of the Company, by reclassification, reverse split or otherwise, proportionately into a smaller number of shares, the number of shares purchaseable hereunder immediately prior to such combination or consolidation shall be proportionately decreased and the Warrant Purchase Price in effect immediately prior to such combination or consolidation shall be proportionately increased.

            (e) Reorganizations. If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of the Common Stock of the Company immediately theretofore issuable upon exercise of the rights represented hereby, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common stock immediately theretofore issuable upon exercise of the rights represented hereby had such reorganization, reclassification, consolidation, merger or sale not taken place; and in any such case appropriate provisions shall be made with respect to the rights and interests of each Holder to the end that the provisions hereof (including without limitation provisions for adjustment of the Warrant Purchase Price and of the number of shares issuable upon the exercise of this warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume (by a written instrument executed and mailed by registered mail or delivered to each registered Holder at the last address of such holder appearing on the books of the Company) the obligation of the Company to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase.

            (f) Notice of Adjustment. Upon each adjustment of the Warrant Purchase Price, the Company shall give prompt written notice thereof addressed to the registered Holder at the address of such holder as shown on the records of the Company, which notice shall state the Warrant Purchase Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock (or, in the case of an adjustment under subparagraph (e), any other stock, securities or assets) issuable upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

      5. Notice of Capital Changes. In case at any time:

            (a) the Company shall pay any dividend payable in stock upon its Common Stock or make any distribution to the holders of its Common Stock;

            (b) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

            (c) there shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or

            (d)  there  shall  be  a  voluntary  or   involuntary   dissolution,
liquidation or winding up of the Company;

then,  in any one or more of such cases,  the Company  shall give to the Holder:
(i) at least 10 days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Each such written notice shall be given by first class mail, postage prepaid, addressed to the Holder at the address of such holder as shown on the books of the Company.

      6. Common Stock. As used herein in the term "Common Stock" shall mean and include the Company's Common Stock authorized on the date of the original issue of the Warrants and shall also include any capital stock of any class of the Company thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company; provided that the shares which may be purchased pursuant to this Warrant shall include only shares of the class of Common Stock, $0.01 par value referred to at the beginning of this agreement or, in the case of any reorganization, reclassification, consolidation, merger or sale of assets of the character referred to in subparagraph 4(e) hereof, the stock, securities or assets provided for in such subparagraph.

      7. Transfer. Subject to the provisions of the Agreement, this Warrant and all rights hereunder are transferable, in whole or in part, at the offices referred to in paragraph 1 hereof by the Holder in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed. Each taker and Holder, by taking or holding the same, consents and agrees that this Warrant, when endorsed for transfer by the attachment of stock powers or otherwise, shall be deemed negotiable and that when this Warrant is so endorsed, the Holder may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purposes and as the person entitled to exercise the rights represented by this Warrant or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until each transfer on such books, the Company may treat the registered Holder as the owner hereof for all purposes.

      8. Exchange. This Warrant is exchangeable, upon its surrender at the offices referred to in paragraph 1, for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by the Holder at the time of such surrender. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of a bond of indemnity satisfactory to the Company, or, in the case of any such mutilation, upon surrender or cancellation of this Warrant, the Company will issue to the Holder a new warrant of like tenor, in lieu of this Warrant, representing the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder.

      9. Registration of Shares. The Company hereby agrees to register the Shares issuable or issued hereunder under the Securities Act of 1933, as amended, for sale into the public markets as soon as practicable, and in no event later than November 30, 1996.



      IN WITNESS WHEREOF, Stacey's Buffet, Inc. has caused this Warrant to be signed by its duly authorized officers as of the date hereof.


                                        STACEY'S BUFFET, INC.


                                        By: /s/ DANIEL J. SULLIVAN
                                            ------------------------------------
                                            Daniel J. Sullivan, Treasurer
                                            Dated as of:  January 3, 1996

Attest:

/s/ MAUREEN JACK
----------------------------------
Maureen Jack, Secretary